U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2015

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of small business issuer as specified in its charter)

Nevada	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

E-5-2, Megan Avenue 1, Block E

189, Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

 (Address of principal executive offices)

+603 2162 0773

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 10, 2015, Prime Global Capital Group Incorporated, a Nevada corporation (“we” or “us”), received a letter dated April 23, 2015, from the Kuala Selangor District Council approving the development of 21.8921 hectares (54.10 acres) land located within Bandar Puncak Alam in Selangor, Malaysia (the “Approval Letter”). The Approval Letter will allow us to proceed with our plans to construct our Shah Alam 2 Eco Residential Development project.

We hope to submit building plans for our Shah Alam 2 Eco Residential Development project in the third calendar quarter of 2015 and commence construction in the fourth calendar quarter of 2015.  We hope to complete construction by the end of calendar 2020.  We intend to commence sales activities in the fourth calendar quarter of 2015. There is no assurance that we will be able to successfully develop our project in accordance with our projected timeline. If we are unable to timely develop our Shah Alam 2 Eco Residential project, our business plan, results of operations and financial condition may be materially and adversely affected.

The foregoing description of the Approval Letter is qualified in its entirety by reference to the Approval Letter and the English translation thereof provided by the Company, which are filed as Exhibits 10.1 and 10.2 to this Current Report, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

10.1	Approval letter from Kuala Selangor District Council dated April 23, 2015
10.2	English translation of Approval letter from Kuala Selangor District Council dated April 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Registrant)

Dated: June 11, 2015	By:	/s/ Liong Tat Teh
Liong Tat Teh Chief Financial Officer

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